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                                                                   Exhibit 23(b)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Huntington Bancshares Incorporated for the registration of up to 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated January 12, 1994 with respect to the consolidated financial statements of Huntington Bancshares Incorporated and Subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP

Columbus, Ohio
January 25, 1995